Exhibit 99.4

Offer to Exchange

5.647% Secured Facility Exchange Bonds, Series 2005, Due 2021

(Registered Under The Securities Act of 1933)

For Any and All Outstanding

5.647% Secured Facility Bonds, Series 2005, Due 2021

of

KANSAS GAS AND ELECTRIC COMPANY

To Registered Holders and The Depository

Trust Company Participants:

Enclosed are the materials listed below relating to the offer by Kansas Gas and Electric Company, a Kansas corporation (the “Company”), to exchange its 5.647% Secured Facility Exchange Bonds, Series 2005, Due 2021 (the “2005 Exchange Bonds”), pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 5.647% Secured Facility Bonds, Series 2005, Due 2021 (the “2005 Bonds”) upon the terms and subject to the conditions set forth in the Company’s Prospectus, dated September     , 2005, and the related Letter of Transmittal (which together constitute the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1. Prospectus dated September     , 2005;

2. Letter of Transmittal;

3. Notice of Guaranteed Delivery;

4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

5. Letter which may be sent to your clients for whose account you hold 2005 Bonds in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on              unless extended.

The Exchange Offer is not conditioned upon any minimum number of 2005 Bonds being tendered.

Pursuant to the Letter of Transmittal, each holder of 2005 Bonds will represent to the Company that (i) the holder is not an “affiliate” of the Company, (ii) any 2005 Exchange Bonds to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such 2005 Exchange Bonds. If the tendering holder is a broker-dealer that will receive 2005 Exchange Bonds for its own account in exchange for 2005 Bonds, you will represent on behalf of such broker-dealer that the 2005 Bonds to be exchanged for the 2005 Exchange Bonds were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such 2005 Exchange Bonds. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such 2005 Exchange Bonds, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the 2005 Bonds for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of 2005 Bonds pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of 2005 Bonds to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from the undersigned.

DEUTSCHE BANK TRUST COMPANY AMERICAS

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF KANSAS GAS AND ELECTRIC COMPANY OR DEUTSCHE BANK TRUST COMPANY AMERICAS OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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